Exhibit 1.1
POST APARTMENT HOMES, L.P.
UNDERWRITING AGREEMENT
May 31, 2006
WACHOVIA CAPITAL MARKETS, LLC
J.P. MORGAN SECURITIES INC.
 As Representatives of the
 several Underwriters listed
 in Schedule 1 hereto
c/o Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288
Ladies and Gentlemen:
     Post Apartment Homes, L.P., a Georgia limited partnership (the “the Company”), confirms its agreement with Wachovia Capital Markets, LLC (“Wachovia Securities”), J.P. Morgan Securities Inc. (“J.P. Morgan Securities”) and each of the other Underwriters named in Schedule 1 hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wachovia Securities and J.P. Morgan Securities are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule 1 of $150,000,000 aggregate principal amount of the Company’s 6.30% Senior Notes due 2013 (the “Securities”). The Securities are to be issued pursuant to an indenture dated as of September 15, 2000 (the “Base Indenture”) between the Company and SunTrust Bank, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2000 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).
     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act”), a registration statement (No. 333-55994) on Form S-3, relating to certain securities (the “Shelf Securities”) to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the 1933 Act a prospectus supplement specifically relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to 430B under the 1933 Act to be part of the registration statement at the time of its effectiveness (“Rule 430B Information”), is referred to herein as the “Registration Statement”. The term “Base Prospectus” means the prospectus dated March 5, 2001 included in the Registration Statement, including all information incorporated by reference therein. The term “Prospectus Supplement” means the prospectus supplement specifically relating to the Securities in the form first filed with the Commission pursuant to Rule 424 under the 1933 Act, including all information incorporated by reference therein. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement. The term “Preliminary Prospectus” means any preliminary form of the

Prospectus in the form filed with the Commission pursuant to Rule 424 of the 1933 Act Regulations. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the 1933 Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1934 Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively with the information referred to in the next succeeding sentence, the “Time of Sale Information”): a Preliminary Prospectus dated May 31, 2006, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the 1933 Act) listed on Annex B hereto.
     SECTION 1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter, as follows:
     (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been duly complied with.
     At the time that the Registration Statement became effective and as of the Closing Date, the Registration Statement, and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the Trust Indenture Act of 1939, and the rules and regulations of the Commission thereunder (collectively, the “1939 Act”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Time of Sale, the Time of Sale Information did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date (as defined below), the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to (i) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or to the Prospectus (or any amendment or supplement thereto) and (ii) that part of the Registration

Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee.
     (ii) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (iii) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the 1933 Act.
     (iv) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act or (ii) the documents listed on Annex B hereto and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been filed in accordance with the 1933 Act (to the extent required thereby).
     (v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).
     (vi) Financial Statements. The financial statements incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of each of Post Properties, Inc. (“Post Properties”) and the Company and their respective consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ or partners’ equity (as applicable) and cash flows of each of Post Properties and the Company and their respective consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.
     (vii) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and their subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.
     (viii) Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Information, there are no material weaknesses in the Company’s internal controls.
     (ix) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise; and (C) there has been no material change in the short-term debt or long-term debt of the Company and its consolidated subsidiaries.
     (x) Good Standing of the Company. The Company has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Georgia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not be reasonably expected to result in a Material Adverse Effect.
     (xi) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Time of Sale Information and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not be reasonably expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock, limited liability company interest or partnership interest, as the case may be, of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; no outstanding capital stock, limited liability company interest or partnership interest of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. Each subsidiary of the Company, which is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X, is disclosed in the Registration Statement.
     (xii) Capitalization. The Prospectus and the Time of Sale Information accurately describe the interests in the Company held by Post Properties. The outstanding partnership interests of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding partnership interests of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     (xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (xiv) Authorization of the Indenture. Each of the Base Indenture and the Supplemental Indenture has been duly authorized by the Company and the Indenture has been duly qualified under the 1939 Act and each constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (xv) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will be in the form contemplated by the Indenture and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Securities will be in the form contemplated by, and entitled to the benefits of, the Indenture.
     (xvi) Description of the Securities and the Indenture. The terms of the Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and the Time of Sale Information.
     (xvii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its organizational documents in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that could not be reasonably expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the transactions contemplated thereby (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Indenture and the Securities do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that could not be reasonably expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except for those violations that could not be reasonably expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
     (xviii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting Post Properties, the Company or any subsidiary, which is required to be disclosed in the Registration Statement and the Time of Sale Information (other than as disclosed therein), or which would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.
     (xix) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act or state securities laws and except for the qualification of the Indenture under the 1939 Act.
     (xxi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could be reasonably expected to result in a Material Adverse Effect.
     (xxii) Real Estate. (A) Except as otherwise set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries directly or indirectly hold good and marketable title to the real property and improvements described as being owned by the Company and its subsidiaries in the Prospectus (the “Properties”) (which title is, as applicable, in the form of fee simple title to land, air rights or condominium units, or leasehold title to land, air rights or condominium units) with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect; subject, however, to mortgages on such Properties, to leases of certain equipment and other personal property, to utility easements serving such Properties, to liens of ad valorem taxes not due and payable as of the Closing Date, to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other statutory liens not due and payable as of the Closing Date, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use of, the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, ownership of cable television and other telecommunication lines and facilities serving one or more of such Properties by the cable television and other telecommunication providers or their affiliates, service marks and trade names used in connection with such Properties, and ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties; and (B) the ground lease under which the Company leases the land or air rights on which any Property is located is in full force and effect, and the Company is not in default in respect of any of the terms or provisions of any such lease and the Company has not received notice of the assertion of any claim by anyone adverse to the Company’s rights as lessee under any such lease, or affecting or questioning the Company’s right to the continued possession or use of the Property under any such lease or of a default under any such lease, other than claims which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (C) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except to the extent disclosed in the Prospectus and except for such failures to comply that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.
     (xxiii) Insurance. Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate and customary in the businesses in which they are engaged, except where the failure to be so insured could not be reasonably expected to have a Material Adverse Effect.

     (xxiv) No Plan Assets. The assets of the Company do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.
     (xxv) Taxation as REIT. Post Properties was organized and has operated in conformity with the requirements for qualification and taxation as a REIT for each of the taxable years beginning with the year ended December 31, 1993, and its current organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.
     (xxvi) Partnership Taxation. The Company and each subsidiary that is a partnership or a limited liability company under state law (each a “Subsidiary Partnership”) are properly classified as partnerships or disregarded entities, and not as corporations or as associations taxable as corporations, for Federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.
     (xxvii) Tax Returns. Each of Post Properties and the Company and each of their subsidiaries have filed or caused to be filed all federal, state, local and foreign tax returns, reports, information returns and statements which have been required to be filed by them (except for returns, reports, information returns and statements the failure to file which could not be reasonably expected to have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and in respect of which adequate reserves are being maintained and except to the extent any such failure to pay could not be reasonably expected to have a Material Adverse Effect.
     (xxviii) Investment Company Act. Neither Post Properties nor the Company is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xxix) Environmental Laws. Except as described in the Time of Sale Information and except as could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any legally binding applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health from Hazardous Materials or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, or asbestos-containing materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation of Hazardous Materials, or an action, suit or proceeding by any private party or governmental body or agency, against the Company or any of its subsidiaries relating to Hazardous Materials or any applicable Environmental Laws.
     (xxx) Status under the 1933 Act. The Company is not an ineligible issuer and is a well-known seasoned issuer as to the Securities offered hereby, in each case as defined under the 1933 Act, in each case at the times specified in the 1933 Act in connection with the offering of the Securities.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Annex C, the aggregate principal amount of Securities set forth in Schedule 1 opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Mayer, Brown, Rowe & Maw, LLP, 71 S. Wacker Drive, Chicago, Illinois 60606, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Date”).
     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Wachovia Securities, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (c) Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date. The Securities, which may be in temporary form, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Date.
     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the Representatives immediately (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the 1933 Act; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will effect the filings necessary pursuant to Rule 424(b) in compliance with such rule. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Filing of Amendments. Until the end of the period during which the Prospectus is required to be delivered under the 1933 Act in connection with the offering and sale of the Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.
     (c) Delivery of Prospectuses. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the 1933 Act) in connection with sales of the Securities by any Underwriter or dealer.
     (d) Amendments or Supplements; Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.
     (e) Continued Compliance with Securities Laws. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend or supplement the Prospectus in order that the Prospectus as then amended or supplement will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend or supplement the Time of Sale Information in order that the Time of Sale Information as then amended or supplemented will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.
     (f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.
     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.
     (i) Restriction on Sale of Securities. Until the Closing Date, the Company will not, without the prior written consent of Wachovia Securities, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company.
     (j) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and 430B under the 1933 Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the 1933 Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities (or required to be delivered but for Rule 172 under the 1933 Act).

     (k) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and (x) any fees payable in connection with the rating of the Securities.
     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof as of the date hereof and as of the Closing Date and to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement shall remain effective and at Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the 1933 Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rules 164 and 433 under the 1933 Act).
     (b) Opinion of Counsel for the Company. At Closing Date, the Representatives shall have received the opinion, dated as of Closing Date, of King & Spalding LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Annex A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the States of New York and Georgia and the federal law of the United States, on the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and Post Properties and their subsidiaries and certificates of public officials.
     (c) Opinion of Counsel for Underwriters. At Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (iii) (with respect to the binding effect and enforceability of the Indenture), (iv) (with respect to the binding effect and enforceability of the Securities) and (xii) of Annex A hereto and the penultimate paragraph thereof. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (d) Officers’ Certificate. At Closing Date, the Representatives shall have received a certificate, in form and substance reasonably satisfactory to the Representatives, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Date, as to the absence of the matters set forth in Section 9(a)(i) hereof and to the effect that (i) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.
     (e) Comfort Letters.
     (i) On the date of this Agreement, Pricewaterhouse Coopers LLP shall have furnished to the Representatives, at the request of the Company, a letter, dated the date of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information.
     (ii) On the date of this Agreement, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, a letter, dated the date of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information.
     (f) Maintenance of Rating. At Closing Date, the Securities shall be rated at least Baa3 by Moody’s Investor’s Service Inc. and BBB by Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other debt securities by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company’s other debt securities, in each case, with negative implications (which shall not include announcements with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).
     (g) Additional Documents. At Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and its general partner in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     (h) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), or any Time of Sale Information, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wachovia Securities), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company by any Underwriter through Wachovia Securities expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or any Time of Sale Information.
     (b) Indemnification of the Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by such Underwriter through Wachovia Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Wachovia Securities, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action and may assume the defense thereof with counsel satisfactory to such indemnified party, and shall pay the reasonable fees and expenses of such counsel; provided, however, that (i) if the indemnifying party fails to assume such defense in a timely manner or (ii) if there exists or is reasonably likely to exist in the opinion of the indemnified party a conflict of interest or different defenses that would make it inappropriate in the judgment of such indemnified party for the same counsel to represent both the indemnified party and the indemnifying party, then such indemnified party shall be entitled to retain its own counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director (or person of similar managerial role) of the Company, each officer of Post Properties and/or the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule 1 hereto and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which in the judgment of the Representatives makes it impracticable or inadvisable to market the Securities or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities or (iii) if trading in any securities of Post Properties or the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
          (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
          (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Wachovia Capital Markets, LLC, One Wachovia Center, 301 South College Street, Charlotte, NC attention of Debt Capital Markets; and notices to the Company shall be directed to it at Post Apartment Homes, L.P. Attn: Christopher J. Papa, 4401 Northside Parkway, Suite 800, Atlanta, GA 30327, Facsimile: 404-504-9388, with a copy to King & Spalding LLP, 1180 Peachtree Street, Atlanta, GA 30309-3521, Facsimile: 404-572-5133, Attn: John J. Kelley, III.
     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 14. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 16. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

POST APARTMENT HOMES, L.P.

By:	POST GP HOLDINGS, INC.

By	/s/ Christopher J. Papa
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

WACHOVIA CAPITAL MARKETS, LLC

By	/s/ Teresa Hee

Name: Teresa Hee
Title: Managing Director

J.P. MORGAN SECURITIES INC.

By	/s/ Maria Sramek

Name: Maria Sramek
Title: Vice President
For themselves and as Representatives of the other Underwriters named in Schedule 1 hereto.

SCHEDULE 1

Principal
Amount of
Name of Underwriter	Securities
Wachovia Capital Markets, LLC	$70,000,000
J.P. Morgan Securities Inc.	70,000,000
SunTrust Capital Markets, Inc.	2,500,000
Wells Fargo Securities, LLC	2,500,000
Daiwa Securities America Inc.	2,500,000
PNC Capital Markets, Inc.	2,500,000

Total	$150,000,000

Sch 1-1

Annex A
     (i) The Company has been duly formed and is validly existing as a limited partnership under the laws of the State of Georgia. The Company has partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged, and, to such counsel’s knowledge, is duly qualified as a foreign entity in the jurisdictions set forth in an exhibit to the opinion. All of the issued and outstanding interests in the Company have been duly authorized and validly issued and fully paid.
     (ii) Post Properties and Post GP have been duly formed and are validly existing under the laws of the State of Georgia and have the power and authority to own, lease and operate their properties and to conduct the business in which they are engaged.
     (iii) Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company and, assuming that the Trustee has duly authorized, executed and delivered the Base Indenture and the Supplemental Indenture and has otherwise satisfied all legal requirements applicable to it to the extent necessary to make the Base Indenture and the Supplemental Indenture binding against it, each of the Base Indenture and the Supplemental Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity. The Indenture has been duly qualified under the 1939 Act.
     (iv) The issuance, execution and delivery of the Securities have been duly authorized by the Company. The Securities when duly executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity.
     (v) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     (vi) The execution and delivery of the Underwriting Agreement by the Company, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereunder, (A) do not conflict with or constitute a breach or violation of, or default under, to the knowledge of such counsel, any instrument or agreement filed or incorporated by reference as an exhibit to the Registration Statement to which the Company is a party or by which it or any of its respective properties or other assets or any Property may be bound or subject, except such breaches, violations or defaults that could not reasonably be expected to have a Material Adverse Effect; (B) do not and will not result in a violation of the certificate of limited partnership or partnership agreement of the Company; or (C) do not and will not result in a violation of any law, rule, regulation, judgment, order, writ or decree known to us to be applicable to the Company, except for such violations that could not reasonably be expected to have a Material Adverse Effect.

     (vii) The Registration Statement is effective under the 1933 Act and, to counsel’s knowledge based solely upon telephonic confirmation from the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or threatened by the Commission. The Prospectus was timely filed in the manner required by Rule 424 of the 1933 Act.
     (viii) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.
     (ix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than the 1933 Act and 1939 Act, which have been obtained, or as may be required under the securities or blue sky laws of the various states) is required to be made by the Company in connection with the authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Securities.
     (x) Neither Post Properties nor the Company is required to be registered as an investment company under the 1940 Act.
     (xi) At the time the Registration Statement became effective and at the date of the Prospectus, the Registration Statement, the Time of Sale Information and the Prospectus (other than the financial statements and notes thereto, the financial statement schedules and the other financial information and data included or incorporated by reference therein or omitted therefrom, and the Statement of Eligibility on Form T-1, as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the 1933 Act Regulations.
     (xii) Each document heretofore filed pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements and notes thereto, the financial statement schedules and the other financial information and data included or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the 1934 Act and the applicable 1934 Act Regulations in effect at the date of their respective filings.
     (xiii) Post Properties was organized and has operated in conformity with the requirements for qualification and taxation as a REIT each of its taxable years beginning with the year ended December 31, 1993, and its current organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.
     (xiv) The Company and each Significant Subsidiary that is a partnership or limited liability company under state law (“Subsidiary Partnership”) are properly classified as partnerships or disregarded entities, and not as corporations or as associations taxable as corporations, for federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.
     (xv) Although the discussion set forth in the Prospectus under the caption “Certain Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of the Securities, such discussion, insofar as it purports to summarize matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitutes an accurate summary of the matters set forth therein, in all material respects. The United States federal income tax consequences of an investment in the Securities by an investor will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “Certain Federal Income Tax Considerations” as applied to any particular holder.
     Such counsel shall also state that in its capacity as counsel for the Company, it participated in conferences with representatives of the Company and Post Properties and their independent registered public accountants and representatives of the Underwriters and their counsel, during which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed and reviewed. Although such counsel will not pass upon and will not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus, on the basis of the information developed in the course of the performance of the services referred to above, nothing has come to the attention of such counsel that causes it to believe that:
     (i) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;
     (ii) the Time of Sale Information, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
     (iii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, with respect to clauses (i), (ii) and (iii) above, such counsel need not express a belief with respect to the financial statements and notes thereto, the financial statement schedules and notes thereto and the other financial data included or incorporated by reference therein or omitted therefrom, or with respect to clause (i) above, such counsel need not express a belief with respect to the Statement of Eligibility on Form T-1.
Such counsel (A) may rely as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company, Post GP and Post Properties and (B) may rely as to the qualification and good standing of each of the Company or any of the Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriters.

Annex B
Issuer Free Writing Prospectuses
1.	The Term Sheet appearing in Annex C hereto.

Annex C
Post Apartment Homes, L.P.
6.30% Senior Notes due 2013
Term sheet dated May 31, 2006

Size:	$150,000,000

Coupon (Interest Rate):	6.30% per year

Yield to Maturity:	6.336%

Spread to Benchmark Treasury:	128 basis points

Benchmark Treasury:	3.625% UST due May 2013

Benchmark Treasury Price and Yield:	5.056%; 91-22 1/4

Interest Payment Dates:	June 1 and December 1

First Payment Date:	December 1, 2006

Maturity Date:	June 1, 2013

Price to Public:	99.800% of principal amount, plus accrued interest, if any, from the date of original issuance

Settlement Date:	T+3; June 5, 2006

Record Dates:	May 15 and November 15

Aggregate Price to Public:	$149,700,000

Expenses of the Company Excluding Underwriting Discount:	$450,000

Net Proceeds to the Company after Expenses:	$148,312,500

Redemption Provision:	Make-whole call at any time based on U.S. Treasury plus 0.20% (twenty one-hundredths of one percent)

Dealer Concession:	0.375%

Reallowance:	0.250%

Joint Book-Running Managers:	Wachovia Capital Markets, LLC	$70,000,000
	J.P. Morgan Securities Inc.	$70,000,000

Co-Managers:	SunTrust Capital Markets, Inc.	$ 2,500,000
	Wells Fargo Securities, LLC	$ 2,500,000
	Daiwa Securities America Inc.	$ 2,500,000
	PNC Capital Markets LLC	$ 2,500,000
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wachovia Securities toll-free at 1-800-326-5897 or JPMorgan toll-free at (212) 834-4533 (call collect).
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